Exhibit 10.1

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") dated as of May 18, 2018, is entered into by MARQUETTE BUSINESS CREDIT, LLC, a Delaware limited liability company ("Lender"), RADISYS CORPORATION, an Oregon corporation ("Borrower"), with reference to the following facts:
RECITALS
A.    Lender and Borrower are parties to the Loan and Security Agreement dated as of January 3, 2018 (as has been or may be amended, supplemented, replaced, restated or otherwise modified, the "Loan Agreement"), pursuant to which Lender has provided certain credit facilities to Borrower.
B.    Borrower has requested that Lender make certain modifications to the Loan Agreement as set forth herein.
C.    Lender is willing to provide such accommodations to the Borrower on the terms and conditions set forth below.
NOW, THEREFORE, the parties hereby agree as follows:

1.
Defined Terms. Any and all initially capitalized terms used in this Amendment (including, without limitation, in the Recitals to this Amendment) without definition shall have the respective meanings assigned thereto in the Loan Agreement.

2.	Concentration Limit. The definition of “Concentration Limit” in Section 1.1 of the Loan Agreement is hereby amended to read in full as follows:
“‘Concentration Limit’ means fifteen percent (15%) of total accounts of Borrower deemed Eligible Accounts other than with respect to clause (m) of the definition of “Eligible Accounts”; provided, however, as it relates solely to accounts of Borrower from Reliance Jio, the Concentration Limit means thirty percent (30%) and with respect to accounts of Borrower from Philips Healthcare and Nokia Solutions and Networks, the Concentration Limit means forty percent (40%).”

3.	Cross Aging Percentage. The definition of “Cross Aging Percentage” in Section 1.1 of the Loan Agreement is hereby amended to read in full as follows:
“‘Cross Aging Percentage’ shall mean twenty-five percent (25.00%) of the aggregate balance of all accounts owing by a particular Account Debtor (or, solely in the case of Reliance Jio fifty percent (50.00%)).”

4.	Eligible Accounts. The definition of “Eligible Accounts” in Section 1.1 of the Loan Agreement is hereby amended to read in full as follows:
“‘‘Eligible Accounts’ shall mean all accounts of Borrower which are deemed by Lender in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In no event shall Eligible Accounts include the following:
(a)    accounts which remain unpaid more than one hundred twenty (120) days past their original invoice dates (or, solely in the case of Reliance Jio accounts which remain unpaid more than two hundred forty (240) days past their original invoice dates, solely to the extent the applicable foreign credit insurance policy covers such extended terms);
(b)    accounts which are not paid within sixty (60) days after their original due dates (or, solely in the case of Reliance Jio accounts which remain unpaid more than one hundred twenty (120) days past their due dates);
(c)    accounts owing by a single Account Debtor if more than the Cross Aging Percentage of such accounts is ineligible pursuant to clauses (a) or (b) above;
(d)    accounts with respect to which the Account Debtor is an Affiliate of Borrower;
(e)    accounts with respect to which the obligation of payment by the Account Debtor is or may be conditional for any reason whatsoever including, without limitation, accounts arising with respect to goods that were (i) not sold on an absolute basis, (ii) sold on a bill and hold sale basis, (iii) sold on a consignment sale basis, (iv) sold on a guaranteed sale basis, (v) sold on a sale or return basis, or (vi) sold on the basis of any other similar understanding;
(f)    accounts with respect to which the Account Debtor is not a resident or citizen of, or otherwise located in, the United States of America or a province of Canada (other than Quebec), or with respect to which the Account Debtor is not subject to service of process in the United States of America or a province of Canada (other than Quebec);
(g)    accounts with respect to which the Account Debtor is the United States of America or any other federal governmental body unless such accounts are duly assigned to Lender in compliance with all applicable governmental requirements (including, without limitation, the Federal Assignment of Claims Act of 1940, as amended, if applicable);
(h)    accounts with respect to which Borrower is or may be liable to the Account Debtor in any way (but only up to the amount of such liability), or which is subject to any right of setoff or recoupment (but only up to the amount of such setoff or recoupment), or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor (but only up to the disputed or claimed amount);
(i)    owed by an Account Debtor, to the extent the amount owing thereon, exceeds the credit limit extended to such Account Debtor by Borrower;

(j)    which is evidenced by a promissory note or other instrument or by chattel paper;
(k)    which arises out of a sale not made in the ordinary course of Borrower’s business;
(l)    with respect to which any of the following events has occurred as to the Account Debtor on such Account: death or judicial declaration of incompetency, if the Account Debtor is an individual, the filing of any petition for relief under the bankruptcy code or similar proceeding, a general assignment for the benefit of creditors, the appointment of a receiver or trustee, application or petition for dissolution, the sale or transfer of all or substantially all of the assets or the cessation of the business as a going concern;
(m)    accounts with respect to which the goods giving rise thereto have not been shipped to the applicable Account Debtor or accounts with respect to which the services performed giving rise thereto have not been completed;
(n)    accounts which are not invoiced within five (5) Business Days after the shipment and delivery to and acceptance by said Account Debtor of the goods giving rise thereto or the performance of the services giving rise thereto by the applicable Account Debtor;
(o)    accounts that are not invoiced within the period specified in the contract giving rise thereto or, with respect to such contract, pursuant to a documented change request of the applicable Account Debtor;
(p)    accounts which are not subject to a first priority perfected security interest in favor of Lender;
(q)    that portion of an account balance owed by a single Account Debtor which exceeds the Concentration Limit;
(r)    accounts with respect to which the Account Debtor is located in any state that requires Borrower to qualify to do business in such state or to file a business activities report or similar report in order to permit Borrower to seek judicial enforcement in such state of payment of such account, unless Borrower is qualified to do business in such state or is in compliance with any such filing requirements;
(s)    accounts which represent a progress billing;
(t)    accounts with respect to which there exists any Lien in favor of any Person other than Lender (other than a Term Agent Lien), unless such Lien has been fully and unconditionally subordinated to Lender’s security interest pursuant to a written agreement in form and substance acceptable to Lender;
(u)    accounts representing funds paid by vendors of Borrower in connection with promotion of such vendors’ brands;

(v)    the portion of any accounts which constitutes Deferred Revenue; and
(w)    accounts that Lender, in its Permitted Discretion, has determined to be ineligible.”
5.     Representations and Warranties. Borrower represents and warrants to Lender that:
(a)    There exists no Default or Event of Default, or any other condition or occurrence of events that now constitute or with the passage of time or the giving of notice or both, would constitute a Default or Event of Default, under the Loan Agreement or any other Loan Document.
(b)    Each person executing and delivering this Amendment (other than Lender), has been duly authorized by all necessary corporate action.
(c)    All representations and warranties contained in the Loan Documents, except for those that speak as of a particular date, are and remain true and correct in all material respects as of the date of this Amendment.

6.	Conditions Precedent. The effectiveness of this Amendment shall be subject to the prior satisfaction of each of the following conditions:
(a)    This Amendment. Lender shall have received this Amendment duly executed by an authorized officer of Borrower;
(b)    Consent and Reaffirmation. Lender shall have received the duly executed Consent and Reaffirmation attached to this Agreement; and
(c)    Officer's Certificate. Lender shall have received the Officer's Certificate attached to this Agreement executed by a duly authorized officer of Borrower.

7.
Integration. This Amendment, the Loan Documents and the documents referred to herein constitute the entire agreement of the parties in connection with the subject matter hereof and cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Amendment.

8.
Counterparts. This Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, taken together, shall constitute but one and the same agreement.

9.
Governing Law. This Amendment, the interpretation and construction of this Amendment and any provision of this Amendment and of any issue relating to the transactions contemplated by this Amendment shall be governed by the laws of the State of California, not including conflicts of law rules.

10.
Further Assurances. Borrower agrees to execute and deliver such other agreements, documents and instruments and take such other actions as Lender may reasonably request in connection with the transactions contemplated by this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment by their respective duly authorized officers as of the date first above written.

MARQUETTE BUSINESS CREDIT, LLC, a Delaware limited liability company By: /s/ Xavier Gannon Name: Xavier Gannon Title: Senior Vice President
RADISYS CORPORATION, an Oregon corporation By: /s/ Jon Wilson Name: Jon Wilson Title: Chief Financial Officer

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CONSENT AND REAFFIRMATION
Each of the undersigned hereby acknowledges and agrees to the terms and conditions of the foregoing First Amendment to Loan and Security Agreement, acknowledges and reaffirms its obligations owing to Lender under the Loan Documents to which it is a party, and agrees that such Loan Documents are and shall remain in full force and effect. Although the undersigned have been informed of the matters set forth herein and have acknowledged and agreed to the same, each of the undersigned understands that Lender has no obligation to inform it or him of such matters in the future or to seek its or his acknowledgement or agreement to future amendments, and nothing herein shall create such a duty.
Dated: May 18, 2018

RADISYS INTERNATIONAL LLC By: /s/ Jon Wilson Name: Jon Wilson Title: Director and Chief Financial Officer

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